AGREEMENT


     THIS AGREEMENT ("Agreement") in respect of the warrants (the "Warrants") entitling TPG to purchase Common Shares, no par value (the "Common Shares"), of Denbury Resources Inc., a Canadian corporation (the "Company"), held by TPG Partners, L.P. and TPG Parallel, L.P., both Delaware limited partnerships (collectively, "TPG"), is entered into as of the 20th day of January, 1998.

                            W I T N E S S E T H

     WHEREAS, the Company and TPG are parties to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated effective as of November 13, 1995, whereby TPG purchased: (i) 8,333,333 Common Shares,
(ii) 1,500,000 Preferred Shares, and (iii) warrants (the "Warrants") entitling TPG to purchase 1,250,000 Common Shares, for a total consideration of $40,000,000 under the terms, mutual covenants and agreements set forth in the Securities Purchase Agreement and in appendices thereto (all numbers of Common Shares as stated in this paragraph have not bee adjusted to reflect the one-for-two reverse split of Common Shares, effective October 10, 1996); and

     WHEREAS, the Company and TPG desire to waive certain of TPG's preemptive rights to purchase Common Shares to better position the Company for an upcoming underwritten public offering in the United States by the company of up to $100,000,000 of its Common shares (the "Offering"), which is expected to occur in early 1998.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1
                        Waiver of Preemptive Rights

     TPG hereby waives its rights, pursuant to Section 4.18(a) of the Securities Purchase Agreement, to purchase or acquire equity securities of the Company identical to securities offered by the Company in order to maintain its pro rata ownership in the equity securities of the Company, with respect only to the issuance of Common Shares pursuant to the Offering. TPG furthermore waives its right, pursuant to Section 4.18(b) of the Securities Purchase Agreement, to receive a written notice from the Company of the terms of the issuances of the Common Shares set forth above and other matters set forth in Section 4.18(a).

                                 ARTICLE 2
                               Miscellaneous

     Section 2.1 Severability. If any term, provision, covenant, or restriction of this Agreement is held by the final, nonappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     Section 2.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 2.3 Expiration. Notwithstanding anything to the contrary contained herein, the agreements of TPG set forth in Article 1 of this Agreement shall expire if the Offering shall not have occurred by March 31, 1998.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                         THE COMPANY:

                         Denbury Resources Inc.

                         By: _______________________________________
                              Phil Rykhoek, Chief Financial Officer

                         TPG:

                         TPG Partners, L.P.

                         By:  TPG GenPar, L.P., its general partner

                              By: TPG Advisors, Inc., its general partner

                                   By: ___________________________
                                         James O'Brien, Vice President

                         TPG Parallel, L.P.

                         By:  TPG GenPar, L.P., its general partner

                              By: TPG Advisors, Inc., its general partner

                                   By: ___________________________
                                         James O'Brien, Vice President